Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Third-Quarter Financial Results

News Summary:

•	Record quarterly revenue of $19.2 billion, up 19 percent year-over-year (YoY); data-centric* revenue grew 22 percent and PC-centric revenue grew 16 percent.

•	Record quarterly GAAP earnings-per-share (EPS) of $1.38 grew 47 percent YoY; non-GAAP EPS of $1.40 was up 39 percent.

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Year-to-date, generated $22.5 billion in cash from operations, $11.2 billion of free cash flow and returned $12.6 billion to shareholders, including dividends of $4.17 billion and share repurchases of $8.46 billion.

•	Raising full-year revenue outlook to $71.2 billion, GAAP EPS outlook to approximately $4.52 and non-GAAP EPS of $4.53; up $1.7 billion, $0.42 and $0.38 from July guidance, respectively.

SANTA CLARA, Calif., October 25, 2018 -- Intel Corporation today reported third-quarter 2018 financial results. Third-quarter revenue of $19.2 billion was an all-time record, up 19 percent YoY driven by broad business strength and customer preference for performance-leading products. The Client Computing Group (CCG), the Data Center Group (DCG), the Internet of Things Group (IOTG), the Non-volatile Memory Solutions Group (NSG) and Mobileye all achieved record revenue. Collectively, data-centric businesses grew 22 percent, led by 26 percent YoY growth in DCG. PC-centric revenue was up 16 percent on continued strength in the commercial and gaming segments. Excellent operating margin leverage and a lower tax rate drove record quarterly EPS.

“Stronger than expected customer demand across our PC and data-centric businesses continued in the third quarter. This drove record revenue and another raise to our full-year outlook, which is now up more than six billion dollars from our January expectations. We are thrilled that in a highly competitive market, customers continue to choose Intel,” said Bob Swan, Intel CFO and Interim CEO. “In the fourth quarter, we remain focused on the challenge of supplying the incredible market demand for Intel products to support our customers' growth. We expect 2018 will be another record year for Intel, and our transformation positions us to win share in an expanded $300 billion1 total addressable market.”

Q3 2018 Financial Highlights

	GAAP			Non-GAAP
	Q3 2018	Q3 2017	vs. Q3 2017	Q3 2018	Q3 2017	vs. Q3 2017
Revenue ($B)	$19.2	$16.1	up 19%	$19.2^	$16.1^	up 19%
Gross Margin	64.5%	62.3%	up 2.2 pts	65.9%	64.0%	up 1.9 pts
R&D and MG&A ($B)	$5.0	$4.9	up 3%	$5.0^	$4.8	up 6%
Operating Income ($B)	$7.3	$5.1	up 43%	$7.6	$5.6	up 36%
Tax Rate	10.4%	23.8%	down 13.4 pts	11.9%	23.8%^	down 11.9 pts
Net Income ($B)	$6.4	$4.5	up 42%	$6.5	$4.8	up 34%
Earnings Per Share	$1.38	$0.94	up 47%	$1.40	$1.01	up 39%

In the third quarter, the company generated approximately $8.8 billion in cash from operations, paid dividends of $1.4 billion and used $2.7 billion to repurchase 50 million shares of stock.

* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other
1Intel calculated 2022 total addressable market opportunity derived from industry analyst reports and internal estimates.
^ No adjustment on a non-GAAP basis

Intel/Page 2

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q3 2018	vs. Q3 2017
PC-centric	CCG	$10.2 billion	up	16%
Data-centric	DCG	$6.1 billion	up	26%
	IOTG	$919 million	up	8%
	NSG	$1.1 billion	up	21%
	PSG	$496 million	up	6%
			up	22%*

In the third quarter, Intel achieved growth in every business segment. The PC-centric business (CCG) delivered record revenue, up 16 percent on continued strong demand for Intel's performance-leading products and strength in commercial and gaming. CCG launched new U and Y-series 8th Gen Intel® Core™ processors enabling faster connectivity speeds, better performance and longer battery life for thin, light laptops and 2 in 1 devices. We also recently introduced the Intel Core i9-9900K processor, the world’s best gaming processor1.
Collectively, Intel's data-centric businesses grew 22 percent YoY led by 26 percent growth in the Data Center Group (DCG). DCG achieved record quarterly revenue driven by strong demand from cloud and communications service providers investing to meet the explosive demand for data and to improve the performance of data-intensive workloads like artificial intelligence. In Q3, DCG shipped the first Intel® Optane™ DC Persistent Memory for revenue, and Intel® Xeon® Scalable set 95 new performance world records2 as adoption continued.
The Internet of Things Group (IOTG) also achieved record revenue. Excluding Wind River, which Intel divested in the second quarter, IOTG revenue was up 19 percent YoY on broad business strength. Record revenue in Intel's memory business (NSG) was up 21 percent YoY.
Intel's Programmable Solutions Group (PSG) revenue grew 6 percent YoY with continued strength in the data center and strong organic growth. PSG expanded its product line with the acquisition of eASIC and the introduction of the new Intel® Programmable Acceleration Card (PAC) with Intel® Stratix® 10 SX FPGA.
Mobileye also achieved record quarterly revenue of $191 million, up approximately 50 percent YoY3 as customer momentum continued. Mobileye won 8 new design at major US and global automakers in Q3, bringing its year-to-date design win total to 20.
Additional information regarding Intel’s results can be found in the Q3'18 Earnings Presentation available at: www.intc.com/results.cfm.

1Configuration details are documented here: https://newsroom.intel.com/news-releases/intel-announces-worlds-best-gaming-processor-new-9th-gen-intel-core-i9-9900k/
2 Configuration details are documented here: https://newsroom.intel.com/news/intel-xeon-scalable-processors-set-95-new-performance-world-records/
3Mobileye revenue growth rate includes Q3'17 results prior to Intel's acquisition on August 8, 2017
* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other

Intel/Page 3

Business Outlook

Intel's guidance for the fourth-quarter and full-year 2018 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 25, 2018. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Q4 2018	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$19.0 billion	$19.0 billion^
Operating Margin	33%	34.5%
Tax rate	13%	13%
Earnings per share	$1.16	$1.22

Full-Year 2018	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$71.2 billion	$71.2 billion^
Operating margin	33%	34.5%
Tax rate	11%	12%
Earnings per share	$4.52	$4.53
Full-year capital spending	$15.5 billion	$15.5 billion^
Net capital deployed[1]	$14.0 billion	$14.0 billion^
Free cash flow	N/A	$15.5 billion^
1Net capital deployed is full-year capital spending offset by expected prepaid supply agreements within NSG.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its third quarter of 2018. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q3'18 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the fourth quarter of 2018 on January 24, 2019 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis.

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this news release are based on management's expectations as of the date of this earnings release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that could cause actual results to differ materially from the company's expectations.

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Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

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Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

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Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products may not grow as projected.

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The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

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Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

Intel/Page 5

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

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We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the risk factor titled “Third parties regularly attempt to gain unauthorized access to our network, products, services, and infrastructure” in our most recent report on Form 10-K, as updated in our reports on Form 10-Q.

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Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

*Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 29, 2018	Sep 30, 2017(1)	Sep 29, 2018	Sep 30, 2017(1)
NET REVENUE	$19,163	$16,149	$52,191	$45,708
Cost of sales	6,803	6,085	19,681	17,388
GROSS MARGIN	12,360	10,064	32,510	28,320
Research and development (R&D)	3,428	3,209	10,110	9,782
Marketing, general and administrative (MG&A)	1,605	1,661	5,230	5,610
R&D AND MG&A	5,033	4,870	15,340	15,392
Restructuring and other charges	(72)	4	(72)	189
Amortization of acquisition-related intangibles	50	49	150	124
OPERATING EXPENSES	5,011	4,923	15,418	15,705
OPERATING INCOME	7,349	5,141	17,092	12,615
Gains (losses) on equity investments, net	(75)	846	365	1,440
Interest and other, net	(132)	(57)	225	262
INCOME BEFORE TAXES	7,142	5,930	17,682	14,317
Provision for taxes	744	1,414	1,824	4,029
NET INCOME (LOSS)	$6,398	$4,516	$15,858	$10,288

EARNINGS PER SHARE - BASIC	$1.40	$0.96	$3.42	$2.19
EARNINGS PER SHARE - DILUTED	$1.38	$0.94	$3.35	$2.12

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,574	4,688	4,632	4,707
DILUTED	4,648	4,821	4,728	4,849
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Sep 29, 2018	Dec 30, 2017
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$3,407	$3,433
Short-term investments	2,641	1,814
Trading assets	7,138	8,755
Total cash investments	13,186	14,002
Accounts receivable	5,457	5,607
Inventories
Raw materials	932	738
Work in process	4,507	4,213
Finished goods	1,962	2,032
	7,401	6,983
Other current assets	3,546	2,908
TOTAL CURRENT ASSETS	29,590	29,500

Property, plant and equipment, net	47,071	41,109
Equity investments	7,551	8,579
Other long-term investments	3,562	3,712
Goodwill	24,506	24,389
Identified intangible assets, net	12,007	12,745
Other long-term assets	3,955	3,215
TOTAL ASSETS	$128,242	$123,249

CURRENT LIABILITIES
Short-term debt	$3,051	$1,776
Accounts payable	3,593	2,928
Accrued compensation and benefits	3,095	3,526
Deferred income	—	1,656
Other accrued liabilities	9,835	7,535
TOTAL CURRENT LIABILITIES	19,574	17,421

Debt	24,823	25,037
Contract liabilities	2,220	—
Income taxes payable, non-current	4,879	4,069
Deferred income taxes	1,485	3,046
Other long-term liabilities	3,263	3,791

TEMPORARY EQUITY	515	866

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,492	26,074
Accumulated other comprehensive income (loss)	(1,103)	862
Retained earnings	47,094	42,083
TOTAL STOCKHOLDERS' EQUITY	71,483	69,019
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$128,242	$123,249

Intel/Page 8

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

	Three Months Ended
(In Millions)	Sep 29, 2018	Sep 30, 2017
SELECTED CASH FLOW INFORMATION:
Operating activities:
Net cash provided by operating activities	$8,835	$6,264
Depreciation	$1,884	$1,690
Share-based compensation	$383	$326
Amortization of intangibles	$390	$365
Investing activities:
Additions to property, plant and equipment	$(3,851)	$(2,979)
Proceeds from divestitures	$—	$2,200
Financing activities:
Repayment of debt and debt conversion	$(759)	$(1,002)
Repurchase of common stock	$(2,657)	$(1,093)
Issuance of long-term debt, net of issuance costs	$423	$638
Payment of dividends to stockholders	$(1,373)	$(1,278)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,574	4,688
Dilutive effect of employee equity incentive plans	40	34
Dilutive effect of convertible debt	34	99
Weighted average shares of common stock outstanding - diluted	4,648	4,821

STOCK BUYBACK:
Shares repurchased	50	29
Cumulative shares repurchased (in billions)	5.1	4.9
Remaining dollars authorized for buyback (in billions)	$4.7	$13.2

OTHER INFORMATION:
Employees (in thousands)	107.1	102.0

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Nine Months Ended
(In Millions)	Sep 29, 2018	Sep 30, 2017(1)	Sep 29, 2018	Sep 30, 2017(1)
Net Revenue
Client Computing Group
Platform	$9,023	$8,132	$24,703	$23,163
Adjacency	1,211	728	2,479	1,886
	10,234	8,860	27,182	25,049
Data Center Group
Platform	5,637	4,439	15,561	12,344
Adjacency	502	439	1,361	1,138
	6,139	4,878	16,922	13,482
Internet of Things Group
Platform	855	680	2,319	1,926
Adjacency	64	169	320	364
	919	849	2,639	2,290
Non-Volatile Memory Solutions Group	1,081	891	3,200	2,631
Programmable Solutions Group	496	469	1,511	1,334
All Other	294	202	737	922
TOTAL NET REVENUE	$19,163	$16,149	$52,191	$45,708
Operating income (loss)
Client Computing Group	$4,532	$3,600	$10,557	$9,656
Data Center Group	3,082	2,255	8,421	5,403
Internet of Things Group	321	146	791	390
Non-Volatile Memory Solutions Group	160	(52)	14	(291)
Programmable Solutions Group	106	113	304	302
All Other	(852)	(921)	(2,995)	(2,845)
TOTAL OPERATING INCOME	$7,349	$5,141	$17,092	$12,615
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.
In the third quarter of 2017, Intel completed its tender offer for the outstanding ordinary shares of Mobileye B.V. (Mobileye), formerly known as Mobileye N.V. In the second quarter of 2017, Intel completed its divestiture of Intel Security Group (ISecG). The results of Mobileye and ISecG are reported within the "All Other" category.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

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CCG is responsible for all aspects of the client computing continuum, which includes platforms designed for end-user form factors, focusing on high growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies as well as connectivity technologies.

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DCG develops workload-optimized platforms for compute, storage, network, and related functions, which are designed for and sold into the enterprise and government, cloud, and communications service providers market segments.

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IOTG develops and sells high-performance Internet of Things compute solutions for retail, automotive, industrial, and video surveillance market segments, along with a broad range of other embedded applications. These market-driven solutions utilize silicon and software assets from our data center and client businesses to expand our compute footprint into Internet of Things market segments.

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NSG offers lntel® Optane™ and lntel® 3D NAND technologies, which drive innovation in solid-state drives (SSDs) and other memory products. The primary customers are enterprise and cloud-based data centers, users of business and consumer desktops and laptops, and a variety of embedded and Internet of Things application providers.

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PSG offers programmable semiconductors, primarily field-programmable gate arrays (FPGAs) and related products for a broad range of market segments, including communications, data center, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented, including Mobileye results;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION

Supplemental Platform Revenue Information

	Q3 2018	Q3 2018	YTD 2018
	compared to Q2 2018	compared to Q3 2017	compared to YTD 2017
Client Computing Group Platform
Notebook platform volumes	12%	8%	5%
Notebook platform average selling prices	1%	4%	2%
Desktop platform volumes	15%	1%	(5)%
Desktop platform average selling prices	(1)%	10%	10%

Data Center Group Platform
Unit Volumes	11%	15%	15%
Average Selling Prices	(1)%	10%	10%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions.

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Inventory valuation adjustments: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Mobileye. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

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Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges related to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

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Other acquisition-related charges: Other acquisition-related charges exclude the impact of other charges associated with the acquisition of Mobileye. These charges primarily include bankers' fees, compensation-related costs, and valuation charges for stock-based compensation incurred related to the acquisition. We believe these adjustments are useful to investors as an additional means to reflect the spending trends of our business.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the ISecG divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark to market on marketable equity securities: We exclude gains and losses resulting from ongoing mark to market adjustments of our marketable equity securities when calculating certain non-GAAP measures, as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past operating performance.
Gains or losses from divestitures: We divested ISecG in Q2 2017 and Wind River in Q2 2018. We exclude gains or losses, and related tax impacts, resulting from divestitures when calculating certain non-GAAP measures. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to our past operating performance.
Tax Reform adjustment: During 2018, we made adjustments to our U.S. Tax Cuts and Jobs Act (Tax Reform) provisional tax estimates that we recorded in Q4 2017. We exclude these provisional tax adjustments when calculating certain non-GAAP measures. We believe making this adjustment facilitates a better evaluation of our current operating performance and comparisons to past operating results.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and operating performance. We believe this non-GAAP financial measure is helpful to investors in understanding our capital structure and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q4 2018 Outlook	Full-Year 2018

	Approximately	Approximately
GAAP OPERATING MARGIN	33%	33%
Amortization of acquisition-related intangible assets	1.5%	1.5%
NON-GAAP OPERATING MARGIN	34.5%	34.5%

GAAP TAX RATE	13%	11%
Other	—%	1.0%
NON-GAAP TAX RATE	13%	12%

EARNINGS PER SHARE - DILUTED	$1.16	$4.52
Restructuring and other charges	—	(0.02)
Amortization of acquisition-related intangible assets	0.07	0.28
Ongoing mark to market on marketable equity securities	—	(0.08)
(Gains) losses from divestitures	—	(0.11)
Tax Reform	—	(0.06)
Income tax effect	(0.01)	—
NON-GAAP EARNINGS PER SHARE - DILUTED	$1.22	$4.53

(In Billions)	Full-Year 2018

GAAP CASH FROM OPERATIONS	$31.0
Additions to property, plant and equipment	(15.5)
FREE CASH FLOW	$15.5

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts)	Sep 29, 2018	Sep 30, 2017(1)	Sep 29, 2018	Sep 30, 2017(1)

GAAP GROSS MARGIN	$12,360	$10,064	$32,510	$28,320
Inventory valuation adjustments	—	27	—	27
Amortization of acquisition-related intangible assets	276	243	826	650
NON-GAAP GROSS MARGIN	$12,636	$10,334	$33,336	$28,997

GAAP GROSS MARGIN PERCENTAGE	64.5%	62.3%	62.3%	62.0%
Inventory valuation adjustments	—%	0.2%	—%	0.1%
Amortization of acquisition-related intangible assets	1.4%	1.5%	1.6%	1.3%
NON-GAAP GROSS MARGIN PERCENTAGE	65.9%	64.0%	63.9%	63.4%

GAAP R&D PLUS MG&A SPENDING	$5,033	$4,870	$15,340	$15,392
Other acquisition-related charges	—	(113)	—	(113)
NON-GAAP TOTAL DIRECT EXPENSES	$5,033	$4,757	$15,340	$15,279

GAAP OPERATING INCOME	$7,349	$5,141	$17,092	$12,615
Inventory valuation adjustments	—	27	—	27
Amortization of acquisition-related intangible assets	326	292	976	774
Other acquisition-related charges	—	113	—	113
Restructuring and other charges	(72)	4	(72)	189
NON-GAAP OPERATING INCOME	$7,603	$5,577	$17,996	$13,718

GAAP TAX RATE	10.4%	23.8%	10.3%	28.1%
Divestiture of Intel Security	—%	—%	—%	(5.1)%
Other	1.5%	—%	1.5%	—%
NON-GAAP TAX RATE	11.9%	23.8%	11.8%	23.0%

GAAP NET INCOME	$6,398	$4,516	$15,858	$10,288
Inventory valuation adjustments	—	27	—	27
Amortization of acquisition-related intangible assets	326	292	976	774
Other acquisition-related charges	—	113	—	113
Restructuring and other charges	(72)	4	(72)	189
Ongoing mark to market on marketable equity securities	(8)	—	(379)
(Gains) losses from divestitures	—	—	(494)	(387)
Tax Reform	(113)	—	(294)	—
Income tax effect	(23)	(104)	28	568
NON-GAAP NET INCOME	$6,508	$4,848	$15,623	$11,572

EARNINGS PER SHARE - DILUTED	$1.38	$0.94	$3.35	$2.12
Inventory valuation adjustments	—	0.01	—	0.01
Amortization of acquisition-related intangible assets	0.07	0.06	0.21	0.16
Other acquisition-related charges	—	0.02	—	0.02
Restructuring and other charges	(0.02)	—	(0.02)	0.04
(Gains) losses from divestitures	—	—	(0.10)	(0.08)
Ongoing mark to market on marketable equity securities	—	—	(0.08)	—
Tax Reform	(0.02)	—	(0.06)	—
Income tax effect	(0.01)	(0.02)	—	0.12
NON-GAAP EARNINGS PER SHARE - DILUTED	$1.40	$1.01	$3.30	$2.39

Nine Months Ended
(In Millions)	Sep 29, 2018

GAAP CASH FROM OPERATIONS	$22,532
Additions to property, plant and equipment	(11,291)
FREE CASH FLOW	$11,241
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.